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                                                                      EXHIBIT 5

                              [HMS&C LETTERHEAD]


                                 May 6, 1996



Mechanical Dynamics, Inc.
2301 Commonwealth Blvd.
Ann Arbor, Michigan  48105


Ladies and Gentlemen:

        We have represented Mechanical Dynamics, Inc., a Michigan corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-1, File No. 333-2900 (the "Registration Statement"), for registration of a maximum of 2,731,250 shares of the Common Stock of the Company (the "Common Stock").

        Based upon our examination of such documents and other matters as we deem relevant, it is our opinion that:

        (1) The shares of the Common Stock covered by the Registration Statement to be issued and sold by the Company have been duly authorized and, when issued and sold by the Company as described in the Registration Statement and in the manner set forth in the Underwriting Agreement referred to therein, will be validly issued, fully paid and nonassessable.

        (2) The shares of Common Stock covered by the Registration Statement heretofore issued and outstanding and to be sold by certain selling shareholders have been duly authorized and, when sold by such selling shareholders as described in the Registration Statement and in the manner set forth in the Underwriting Agreement referred to therein, will be validly issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus included in the Registration Statement. In giving such consents, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission thereunder.

                                        Very truly yours,




                                        HONIGMAN MILLER SCHWARTZ AND COHN